Exhibit 1.1

FORM OF

[                          ] Common Units

LANDMARK INFRASTRUCTURE PARTNERS LP

COMMON UNITS REPRESENTING LIMITED PARTNER INTERESTS

UNDERWRITING AGREEMENT

[                    ], 2014

[                          ], 2014

ROBERT W. BAIRD & CO. INCORPORATED

RAYMOND JAMES & ASSOCIATES, INC.
As Representatives of the Several Underwriters

Identified in Schedule I Annexed Hereto

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), subject to the terms and conditions stated herein, [                              ] common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”).

The Partnership also proposes to issue and sell to the several Underwriters, subject to the terms and conditions stated herein, up to an additional [                            ] Common Units (the “Additional Units”), if and to the extent that Robert W. Baird & Co. Incorporated (“Baird”) and Raymond James & Associates, Inc. (collectively, the “Representatives”), as representatives of the Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Units granted to the Underwriters in Section 2 hereof.  The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.”

It is understood and agreed to by all parties hereto that Landmark Dividend LLC, a Delaware limited liability company (“Landmark”), directly owns 100% of the outstanding limited liability company interests in Landmark Dividend Management LLC, a Delaware limited liability company (“Landmark Management”). Landmark directly owns 100% of the outstanding limited liability company interests in Landmark Infrastructure Partners GP LLC, a Delaware limited liability company (the “General Partner”). Landmark also owns 100% of the outstanding limited partner interests in the Partnership, with the General Partner designated as the Partnership’s non-economic general partner. The Partnership owns 100% of the outstanding limited liability company interests in Landmark Infrastructure Operating Company LLC, a Delaware limited liability company (the “Operating LLC”). The Operating LLC owns 100% of the outstanding limited liability company interests in Landmark Infrastructure Asset OpCo LLC, a Delaware limited liability company (“Landmark Blocker”). Landmark Management manages, and owns certain outstanding limited liability company interests in, each of Landmark Dividend Growth Fund — A LLC, a Delaware limited liability company (“Operating Fund A”), Landmark Dividend Growth Fund — C LLC, a Delaware limited liability company (“Operating Fund C”), Landmark Dividend Growth Fund — D LLC, a Delaware limited liability company (“Operating Fund D”), Landmark Dividend Growth Fund-E LLC, a Delaware limited liability company (“Operating Fund E”), Landmark Dividend Growth Fund — F LLC, a Delaware limited liability company (“Operating Fund F”), Landmark Dividend Growth Fund — G LLC, a Delaware limited liability company (“Operating Fund G”), and Landmark Dividend Growth Fund — H LLC, a Delaware limited liability company (“Operating Fund H”).  Operating Fund A owns 100% of the outstanding limited liability company interests of each of LD Acquisition Company LLC, a Delaware limited liability company, LD Acquisition Company 2 LLC, a Delaware limited liability company, LD Acquisition Company 5 LLC, a Delaware limited liability company, LD Acquisition Company 6 LLC, a Delaware limited liability company, Verus Management Two, LLC, a Delaware limited liability company, MD7 Funding One, LLC, a Delaware limited liability company, and MD7 Capital Three, LLC, a Delaware limited liability company (such subsidiaries of Operating Fund A, collectively, the “Fund A Project Companies”).  Operating Fund D owns 100% of the outstanding limited liability company interests of each of LD Acquisition Company 7 LLC, a Delaware limited liability company, and LD Acquisition Company 9 LLC, a Delaware limited liability company (such subsidiaries of Operating Fund D, collectively, the “Fund D Project Companies” and together with the Fund A Project Companies and Landmark Blocker, the “Subsidiaries,” which will comprise all of the subsidiaries of the Operating LLC upon completion of the Formation Transactions (as defined below)).

It is further understood and agreed to by all parties hereto that (a) on April 16, 2012, Operating Fund A and its subsidiaries party thereto entered into a $32.9 million senior secured credit facility with a group of lenders and Texas Capital Bank, N.A., as administrative agent (as amended, the “Fund A Debt Facility”); and (b) on June 21, 2012, Operating Fund D and its subsidiaries party thereto entered into a $45.0 million senior secured credit facility with a group of lenders and Bank of America, N.A., as administrative agent (as amended, the “Fund D Debt Facility”).

It is further understood and agreed to by all parties hereto that on or immediately prior to the Closing Date, the following transactions in subsections (a) through (n)  (collectively, the “Formation Transactions”) will occur:

(a)         Landmark will enter into a Subscription Agreement (the “Subscription Agreement”) with the Partnership, pursuant to which, Landmark will agree to contribute $[        ] in cash to the Partnership in exchange for [          ] subordinated units representing limited partner interests (“Sub Units”) issued in a private placement transaction exempt from registration under the Securities Act (as defined below) (such transaction, the “Landmark Private Placement”);

(b)         Landmark, Operating Fund A, Operating Fund D, the General Partner, the Partnership, the Operating LLC and Landmark Blocker will enter into a Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date (the “Contribution Agreement”), pursuant to which, among other things:

(i)             the Partnership will issue to the General Partner all the equity interests in the Partnership classified as Incentive Distribution Rights (“IDRs” ) under the Partnership Agreement (as defined below);

(ii)          Operating Fund A will convey all of its limited liability company interests in the Fund A Project Companies to the Partnership in exchange for (A) [      ] Common Units; (B) [        ] Sub Units; (C) the assumption by the Partnership of Operating Fund A’s obligations under the Fund A Debt Facility; and (D) the right to receive $[        ] million in proceeds from the offering of the Units (assuming no purchase by the Underwriters of any Additional Units);

(iii)       Operating Fund D will convey its interest in the Fund D Project Companies to the Partnership in exchange for (A) [      ] Common Units; (B) [        ] Sub Units; (C) the assumption by the Partnership of Operating Fund D’s obligations under the Fund D Debt Facility; and (D) the right to receive $[        ] million in proceeds from the offering of the Units (assuming no purchase by the Underwriters of any Additional Units);

(c)          the Partnership will amend and restate its agreement of limited partnership (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Date or such Option Closing Date (as defined below), if any, the “Partnership Agreement”) to reflect the transactions in the Contribution Agreement;

(d)         the General Partner will amend and restate its limited liability company agreement (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Date or such Option Closing Date, if any, the “GP LLC Agreement”), among other things, to reflect the transactions in the Contribution Agreement;

(e)          each of the Subsidiaries will amend and restate their respective limited liability company agreements (such agreements, together with any amendments and/or restatements thereof on or prior to the Closing Date or such Option Closing Date, if any, collectively,  the “Subsidiary LLC Agreement,” and each, individually, a “Subsidiary LLC Agreement”), among other things, to reflect the transactions in the Contribution Agreement;

(f)           the Partnership, the General Partner and the Operating LLC will enter into an omnibus agreement (the “Omnibus Agreement”) with Landmark and the Remaining Sponsor Funds (as defined below);

(g)          the public offering of the Firm Units contemplated hereby will be consummated;

(h)         the Operating LLC, as borrower, will amend and restate the Fund A Debt Facility and Fund D Debt Facility into a new $190.0 million senior secured revolving credit facility (the “Credit Facility”) and will pay down $19.0 million in outstanding indebtedness thereunder;

(i)             the Partnership will use the net proceeds received from the offering of Firm Units and the Landmark Private Placement (i) to pay offering expenses; (ii) to pay a structuring fee to the Representatives; (iii) to pay commitment fees and expenses under the Credit Facility; and (iv) to make cash distributions to Operating Fund A and Operating Fund D;

(j)            the Partnership will convey its interest in the Fund A Project Companies and the Fund D Project Companies to the Operating LLC;

(k)         certain of the Fund A Project Companies and Fund D Project Companies will convey certain of their assets to Landmark Blocker on behalf of the Operating LLC;

(l)             the Partnership will redeem its limited partner interest issued to Landmark in connection with the Partnership’s formation and will retire such limited partner interest in exchange for a cash payment of $1,000 to Landmark; and

(m)     if and to the extent that the Underwriters exercise their option to purchase any Additional Units (as defined herein), the number of Additional Units purchased by the Underwriters pursuant to any exercise of their option as described in Section 2 of this Agreement will be sold to the public and the Partnership will use the net proceeds from the issuance and sale of those Additional Units to redeem a number of Common Units from Operating Fund A and Operating Fund D, pro rata, equal to the number of Additional Units sold by the Partnership pursuant to the exercise of the such option to purchase Additional Units.

It is further understood and agreed to by all parties hereto that on the Closing Date (as defined below), upon consummation of the Formation Transactions, (i) Landmark will be the sole member and own 100% of the outstanding limited liability company interests in the General Partner; (ii) the General Partner will own (A) all the IDRs and (B) the non-economic general partner interest (the “GP Interest”) in the Partnership; (iii) the Partnership will be the sole member and own 100% of the outstanding limited liability company interests in the Operating LLC; and (iv) the Operating LLC will be the sole member and own 100% of the outstanding limited liability company interests in each of the Subsidiaries.

It is further understood and agreed to by all parties hereto that after the Closing Date,(1) the following transactions in subsections (a) through (c)  (collectively, the “Post-Closing Distributions”) will occur:

(a)         Operating Fund A, in accordance with the terms of its limited liability agreement, dated as of [            ] (the “Fund A LLC Agreement”), will distribute [          ] Common Units and [          ] Sub Units received in step (b)(2) of the Formation Transactions and cash to its investors; and

(b)         Operating Fund D, in accordance with the terms of its limited liability agreement, dated as of [          ] (the “Fund D LLC Agreement”), will distribute [          ] Common Units and [          ] Sub Units received in step (b)(3) of the Formation Transactions and cash to its investors.

Landmark, Operating Fund A and Operating Fund D are referred to collectively herein as the “Sponsor Entities” and each, individually, a “Sponsor Entity.” The General Partner, the Partnership, the Operating LLC and the Subsidiaries are referred to collectively herein as the “Partnership Entities,” and each, individually, a “Partnership Entity,” and, together with the Sponsor Entities, the “Landmark Entities,” and each, individually, a “Landmark Entity.” The Sponsor Entities, the General Partner, the Partnership and the Operating LLC are referred to collectively herein as the “Partnership Parties” and each, individually, a “Partnership Party.” Operating Fund C, Operating Fund E, Operating Fund F, Operating Fund G and Operating Fund H are referred to collectively herein as the “Remaining Sponsor Funds” and each, individually, a “Remaining Sponsor Fund.”

This Agreement, the Contribution Agreement, the Omnibus Agreement, the Subscription Agreement and the Credit Facility, together with any ancillary documents executed or entered into in connection with the foregoing are referred to collectively herein as the “Transaction Agreements.”  The Transaction Agreements, the Partnership Agreement, the GP LLC Agreement, the limited liability company agreement (together with any amendments and/or restatements thereof on or prior to the Closing Date or such Option Closing Date, if any, the “Operating LLC Agreement”) of the Operating LLC and each Subsidiary LLC Agreement are referred to collectively herein as the “Operative Agreements” and each, individually, as an “Operative Agreement.”

The Partnership has prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (File No. 333-199221), including a Preliminary Prospectus (as defined below) relating to the public offering of the Units (the “Offering”). Such registration statement, as amended at the time it became effective,

(1)  The Post-Closing Distributions cannot be completed in full until after the exercise or expiration of the over-allotment option.

including the exhibits and documents filed as part thereof and information contained in the prospectus filed as part of such registration statement pursuant to Rule 424 under the Securities Act or otherwise deemed to be part of such registration statement pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Partnership files an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include the Rule 462 Registration Statement.  The Partnership has also filed with, or transmitted for filing to, or shall promptly after the date of this Agreement file with or transmit for filing to, the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus (in the form first used to confirm sales of the Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) that meets the requirements of Section 10(a) of the Securities Act, the “Prospectus”).  The term “Preliminary Prospectus,” as of any time, means any preliminary form of prospectus included in the Registration Statement (or any amendments thereof) immediately prior to such time, or filed with the Commission pursuant to Rule 424(a) under the Securities Act at such time, that omits certain information as permitted by Rule 430A(a) under the Securities Act.  The “Preliminary Prospectus” without reference to a time means the Preliminary Prospectus included in the Registration Statement or deemed a part of the Registration Statement pursuant to Rule 430A under the Securities Act immediately prior to the Time of Sale (as defined below).  The “Prospectus” shall be deemed to include the “electronic Prospectus” provided for use in connection with the Units as contemplated by Section 6(b) of this Agreement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act; “Time of Sale Prospectus” means the Preliminary Prospectus, together with the free writing prospectuses, if any, each identified in Schedule II hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to purchasers of the Units at or prior to the Time of Sale as set forth in Schedule II hereto; “Time of Sale” means _:     [a/p].m. (Central Time) on the date of this Agreement; “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act, and “bona fide electronic road show” has the meaning set forth in Rule 433(h)(5) under the Securities Act. As used herein, “Testing-the-Waters Communication” means any oral or written communication by the Partnership or any person authorized to act on behalf of the Partnership, with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Permitted Testing-the-Waters Communication” means any Written Testing-the-Waters Communication specifically authorized and approved by the Partnership to be made by the Representatives.

The Partnership has also prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (File No. [                        ]) to register the Common Units under Section 12(b) or (g) of the Exchange Act, as applicable.

1.                                      Representations and Warranties of the Partnership Parties.  Each of the Partnership Parties, jointly and severally, represents and warrants to and agrees with each of the Underwriters as of the Time of Sale, the Closing Date (as defined in Section 4) and each Option Closing Date (as defined in Section 2), if any, that:

(a)                                 The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus is in effect, and, no proceedings for such purpose are pending before or, to the knowledge of any Partnership Party, threatened by the Commission.

(b)                                 The Preliminary Prospectus filed as part of the Registration Statement or pursuant to Rule 424 under the Securities Act, when so filed, complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder (including, without limitation, Rule 424 or 430A under the Securities Act).

(c)                                  (i) The Registration Statement, when it became effective and at the time of execution of this Agreement, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the rules and regulations thereunder; (iii) the Preliminary Prospectus furnished to the Underwriters for delivery to prospective investors complied in all material respects with the applicable requirements of the Securities Act (including without limitation the requirements of Section 10 of the Securities Act); (iv) the Time of Sale Prospectus at the Time of Sale did not, and at the Closing Date and, if applicable, at each Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus that has not been superseded or modified and was accompanied or preceded by the then-most recent Preliminary Prospectus, to the extent required by Rule 433 under the Securities Act; (vi) each road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vii) the Prospectus, as of the date it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, at the Closing Date and at each Option Closing Date, if any, will comply in all material respects with the Securities Act (including without limitation Section 10(a) of the Securities Act) and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus, the Permitted Free Writing Prospectus, any road show or the Prospectus or any amendments or supplements (or prospectus wrapper) thereto based upon or in reliance upon information relating to any Underwriter furnished to the Partnership in writing by any Underwriter through the Representatives expressly for use therein, and, each Partnership Party agrees and acknowledges that the only information furnished by the Underwriters to any Partnership Party expressly for use therein are the statements contained in the fourth and fifth paragraphs, and under the captions “Stabilization, Short Positions and Penalty Bids” and “Electronic Distribution” of the “Underwriting” section of the Preliminary Prospectus and Prospectus (collectively, the “Underwriter Information”).

(d)                                 Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectus, the Permitted Free Writing Prospectuses; the Partnership has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of the Representatives, other than the Permitted Free Writing Prospectuses and road shows furnished or presented to the Representatives before first use.  Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance, in all material respects, with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and Rule 433 under the Securities Act; the conditions set forth in Rule 433(b)(2) under the Securities Act are satisfied, and the Registration Statement relating to the Offering, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act, including a price range where required by rule; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Units, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; each Permitted Free Writing Prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act; and, in the case of any bona fide electronic road shows by the Partnership, the Partnership has complied with the requirements of Rule 433(d)(8)(ii) under the Securities Act.

(e)                                  The Partnership was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the Offering contemplated by the Registration Statement.

(f)                                   From the time of initial confidential submission of the Registration Statement through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(g)                                  The Partnership (i) has not alone engaged in any Testing-the-Waters Communication, (ii) has not authorized anyone to engage in such communications and (iii) has not distributed or approved for distribution any Written Testing-the-Waters Communication.  The Partnership has filed publicly on the Commission’s EDGAR database at least 21 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Units.

(h)                                 The Units are approved for listing on the NASDAQ Global (the “NASDAQ”), subject only to official notice of issuance. To the knowledge of each Partnership Party, there are no “affiliations” or “associations” (as such terms are used in FINRA Rule 5110) between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) (A) the General Partner, (B) the Partnership, (C) any of the General Partner’s officers or directors, (D) any beneficial holder of 5% or more of any class of securities of the Partnership, or (E) any beneficial owner of the Partnership’s or any of the Subsidiaries’ unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date on which the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.

(i)                                     Each of the Landmark Entities and the Remaining Sponsor Funds has been duly formed or organized and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its formation or organization.  Each of the Landmark Entities has the full limited partnership or limited liability company, as applicable, power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the assets, business, condition

(financial or otherwise), management, results of operations, earnings or prospects of the Partnership Entities, taken as a whole (a “Material Adverse Effect”), (ii) prevent or materially interfere with consummation by any of the Landmark Entities of the transactions contemplated by this Agreement, by the Transaction Agreements (including the Formation Transactions) or by the Post-Closing Distributions, or (iii) subject the limited partners of the Partnership to any material liability or disability.

(j)                                    Landmark owns, and at the Closing Date and at each Option Closing Date, if any, after giving effect to the Formation Transactions, will own 100% of the issued and outstanding membership interest in the General Partner. Such limited liability company interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Landmark owns and, at the Closing Date and at each Option Closing Date, if any, after giving effect to the Formation Transactions, will own, such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) other than Liens arising under or in connection with its credit facility.

(k)                                 The General Partner is, and at the Closing Date and at each Option Closing Date, if any, after giving effect to the Formation Transactions, the General Partner will be, the sole general partner of the Partnership; and at the Closing Date and at each Option Closing Date, if any, after giving effect to the Formation Transactions, (i) the General Partner will own (A) the GP Interest and (B) all of the IDRs; (ii) the GP Interest will be duly authorized and validly issued in accordance with the Partnership Agreement; (iii) the IDRs will be duly authorized and validly issued in accordance with the Partnership Agreement and fully paid (to the extent required under the Partnership Agreement); and, (iv) the General Partner will own the GP Interest and IDRs free and clear of all Liens.

(l)                                     The Partnership owns, and at the Closing Date and at each Option Closing Date, if any, after giving effect to the Formation Transactions, the Partnership will own 100% of the issued and outstanding limited liability company interests in the Operating LLC; such limited liability company interests have been duly authorized and are validly issued in accordance with the Operating LLC Agreement and are fully paid (to the extent required by the Operating LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns and, at the Closing Date and at each Option Closing Date, if any, after giving effect to the Formation Transactions, will own, such limited liability company interests free and clear of all Liens, other than Liens arising under or in connection with the Credit Agreement.

(m)                             At the Closing Date and at each Option Closing Date, if any, after giving effect to the Formation Transactions, the Operating LLC will own 100% of the issued and outstanding limited liability company interests in each of the

Subsidiaries; such limited liability company interests have been duly authorized and validly issued in accordance with the applicable Subsidiary LLC Agreement, and have been fully paid (to the extent required by the applicable Subsidiary LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and, at the Closing Date and at each Option Closing Date, if any, after giving effect to the Formation Transactions, the Operating LLC will own such limited liability company interests free and clear of all Liens, other than Liens arising under or in connection with the Credit Agreement.

(n)                                 At the Closing Date, assuming no purchase by the Underwriters of any Additional Units, after giving effect to the Formation Transactions, (i) the issued and outstanding partnership interests of the Partnership will consist of [              ] Common Units, [          ] Sub Units, the GP Interest and the IDRs; and (ii) other than the aggregate [            ] Common Units to be sold to Operating Fund A and Operating Fund D (the “Sponsor Common Units” and together with all of the Sub Units in the Partnership, the “Sponsor Units”), the Sub Units and the IDRs, the Units will be the only limited partner interests of the Partnership issued and outstanding. All of the Sponsor Units and the limited partner interests represented thereby have been duly authorized and, at the Closing Date and at each Option Closing Date, if any, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”).

(o)                                 The Units to be sold by the Partnership pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriters and, when issued and delivered by the Partnership in accordance with the terms of this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act).

(p)                                 At the Closing Date, assuming no purchase by the Underwriters of any Additional Units, after giving effect to the Formation Transactions but prior to the Post-Closing Distributions, (i) Landmark will own [        ] Sub Units acquired pursuant to the Landmark Private Placement representing a [  ]% limited partner interest in the Partnership; (ii) Operating Fund A will own [            ] Common Units and [            ] Sub Units, collectively representing a [  ]% limited partner interest in the Partnership; and (iii) Operating Fund D will own [            ] Common Units and [            ] Sub Units collectively representing a [  ]% limited partner interest in the Partnership, in each case, free and clear of all Lien, other than Liens arising under or in connection with its credit facility; and all such Sub Units described in clauses (q)(i) through (iii) collectively represent 100% of the outstanding Sub Units in the Partnership.

(q)                                 The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  Each of the Sponsor Common Units, the Sub Units, the GP Interest and the IDRs, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, as the case may be, will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(r)                                    Except (A) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) for such rights that have been waived by the holders thereof, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any Partnership Entity or any Subsidiary or (ii) outstanding options or warrants to purchase any securities of any Partnership Entity or any Subsidiary. Except as set forth in the Partnership Agreement, none of (i) the filing of the Registration Statement, (ii) the consummation of the Formation Transactions (including the Landmark Private Placement and the offering or sale of the Units as contemplated by this Agreement) or (iii) the Post-Closing Distributions, gives rise to any rights for or relating to the registration of any Common Units or other securities of any Partnership Entity or any Subsidiary.

(s)                                   Each of the Landmark Entities and Remaining Sponsor Funds has the full partnership or limited liability company, power and authority, as the case may be, necessary (i) to execute and deliver this Agreement and each of the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Operative Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken, (ii) in the case of the Partnership, to issue, sell and deliver the Units, the Sponsor Units and the IDRs upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Contribution Agreement, as applicable, and (iii) in the case of the General Partner, to act as the general partner of the Partnership.

(t)                                    At the Closing Date and at each Option Closing Date, if any, after giving effect to the Formation Transactions, (i) the General Partner will not own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity, other than the IDRs and the GP Interest in the Partnership; (ii) neither the Partnership nor the Operating LLC will own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership’s interest in the Operating LLC and the Operating LLC’s interest in the Subsidiaries; and (iii) the Subsidiaries will not own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity, other than such Subsidiary’s interest in another Subsidiary.

(u)                                 This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(v)                                 At or before the Closing Date:

(i) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Landmark and will be a valid and legally binding agreement of the General Partner and Landmark, enforceable against the General Partner and Landmark in accordance with its terms;

(ii) the GP LLC Agreement will have been duly authorized, executed and delivered by Landmark and will be a valid and legally binding agreement of Landmark enforceable against Landmark in accordance with its terms;

(iii) each of the Subsidiary LLC Agreements will have been duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of such parties thereto, enforceable against each such party thereto in accordance with each of their respective terms;

(iv) the Omnibus Agreement will have been duly authorized, executed and delivered by each of the Landmark Entities and Remaining Sponsor Funds party thereto, and will be a valid and legally binding agreement of each of the Landmark Entities and Remaining Sponsor Funds party thereto, enforceable against each of them in accordance with its terms;

(v) the Subscription Agreement will have been duly authorized, executed and delivered by each of the Landmark Entities party thereto, and will be a valid and legally binding agreement of each of the Landmark Entities party thereto, enforceable against each of them in accordance with its terms;

(vi) the Credit Facility will have been duly authorized, executed and delivered by the Operating LLC and will be a valid and legally binding agreement of the Operating LLC, enforceable against the Operating LLC in accordance with its terms, subject to the satisfaction of any conditions precedent therein;

(vii) the Contribution Agreement will have been duly authorized, executed and delivered by each of Landmark, Operating Fund A, Operating Fund D, the Partnership, the General Partner, the Operating LLC and Landmark Blocker and will be the valid and legally binding agreement of each of Landmark, Operating Fund A, Operating Fund D, the Partnership, the General Partner, the Operating LLC and Landmark Blocker, enforceable against each of them in accordance with its terms;

provided, that, with respect to each agreement described in this Section 2(x), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws, including laws relating to fiduciary duties and indemnification and implied duties of good faith and fair dealing, and public policy.

(w)                               The Contribution Agreement, together with all bills of sale, conveyances and similar transfer documents relating to the transactions contemplated thereby (collectively, the “Contribution Documents”), are legally sufficient to transfer or convey to the Partnership, directly or indirectly, all of the assets and properties necessary to enable the Partnership Entities to conduct their operations in all material respects as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  Upon execution and delivery of the Contribution Documents and consummation of the transactions contemplated thereby, the Partnership Entities will directly or indirectly succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the pro forma financial statements of the Partnership included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(x)                                 None of (i) the execution, delivery and performance of this Agreement or the Operative Agreements by any Landmark Entity or Remaining Sponsor Fund that is a party hereto or thereto; (ii) the offering, issuance and sale of the Units as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (iii) the consummation of the Formation Transactions or the Post-Closing Distributions or any other transactions contemplated by this Agreement or the Operative Agreements; or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) conflicted, conflicts or will conflict with or constitutes or will constitute a violation of any formation, governing or other organizational documents (“Organizational Documents”) of any Landmark Entity or Remaining Sponsor Fund, (B) conflicted, conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) or a Debt Repayment Triggering Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Landmark Entity or Remaining Sponsor Fund is a party or by which any of them or any of their respective properties may be bound, (C) violated, violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body directed to any Landmark Entity or Remaining Sponsor Fund or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) resulted, results or will result in the creation or imposition of any Lien upon any property or assets of any Landmark Entity or Remaining Sponsor Fund, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (A), (B), (C) or (D), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially interfere with consummation by any of the Landmark Entities of the transactions contemplated by this Agreement, by the Transaction Agreements (including the Formation Transactions) or by the Post-Closing Distributions. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving or notice or lapse of time would give, the holder of any note, debenture or other evidence of material indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption of repayment of all or a portion of such indebtedness by any of the Landmark Entities or Remaining Sponsor Funds.

(y)                                 None of the Landmark Entities (i) is in violation of its Organizational Documents, (ii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) is in breach, default (nor has an event occurred that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (i), (ii) or (iii), would, if continued, not reasonably be expected to have, individually or in the aggregate,  a Material Adverse Effect or prevent or materially interfere with consummation by any of the Landmark Entities of the transactions contemplated by this Agreement, by the Transaction Agreements (including the Formation Transactions) or by the Post-Closing Distributions.

(z)                                  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ) having jurisdiction over any of the Landmark Entities or Remaining Sponsor Funds or any of their respective properties, or approval of the Partnership’s equityholders, is required in connection with the (i) the execution, delivery and performance of this Agreement or the Operative Agreements by any Landmark Entity or Remaining Sponsor Fund that is a party hereto or thereto; (ii) the offering, issuance and sale of the Units as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (iii) the consummation of the Formation Transactions or the Post-Closing Distributions or any other transactions contemplated by this Agreement or the Operative Agreements; or (iv)  the application of the proceeds as described under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus, other than (i) registration of the Units under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance Rule 462(b) under the Securities Act), (ii) any necessary qualification under the securities or “blue sky” laws of the various jurisdictions in which the Units are being offered by the Underwriters, or (iii) under the FINRA Rules.

(aa)                          There are no actions, suits, claims, investigations, inquiries or proceedings (collectively, “Actions”) pending or, to the knowledge of any Partnership Party, threatened or contemplated to which any Landmark Entity or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), other than such Actions that are accurately described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such Actions that, if resolved adversely to such Landmark Entity would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with consummation by any of the Landmark Entities of the transactions contemplated by this Agreement, by the Transaction Agreements (including the Formation Transactions) or by the Post-Closing Distributions.

(bb)                          None of the Partnership Entities are, and, after giving effect to the issuance and sale of the Units and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, none of them will be, required to register as an “investment company” or be deemed to be a company “controlled by” an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(cc)                            The Partnership’s securities are not rated by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act.

(dd)                          Ernst & Young LLP, who have certified certain financial statements (including the supporting schedules) and the related notes thereto included in the Registration Statement, Time of Sale Prospectus and Prospectus is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Partnership and the Partnership’s “Predecessor” (as defined in the Registration Statement) within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(ee)                            The historical audited and unaudited combined financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly in all material respects the financial position, results of operations, cash flows and changes in equity of the entities purported to be shown thereby as of the dates and for the periods specified thereby and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the historical and pro forma combined financial data set forth under the sections entitled “Summary Historical and Pro Forma Combined Financial Data” and “Selected Historical and Pro Forma Combined Financial Data” included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been prepared on a basis consistent with that of the historical audited and unaudited combined financial statements and the unaudited pro forma combined financial statements, as applicable, included therein from which they have been derived, except as described therein; the other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership and the Partnership’s Predecessor (as defined in the Registration Statement) to which such data relate; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and all disclosures contained in the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(ff)                              The assumptions used in the preparation of the unaudited pro forma financial information and data set forth under the caption “Cash Distribution Policy and Restrictions on Distributions — Unaudited Pro Forma Distributable Cash Flow for the Twelve Months Ended September 30, 2014, the Twelve Months Ended December 31, 2014 and the Year Ended December 31, 2013” and the unaudited pro forma combined financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus and the other pro forma financial information and data included in the registration statement are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such financial statements, financial information and data.  The unaudited pro forma financial combined financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(gg)                            All statistical or market-related data included in the Registration Statement, Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Partnership Parties reasonably believe to be reliable and accurate in all material respects, and the Partnership has obtained written consent to the use of all such data, to the extent required. Each “forward-looking statement” (within the coverage of Rule 175(b) of the Securities Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith. The projections (including, but not limited to, any statements with respect to projected results of operations, estimated cash available for distribution and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions,” and the anticipated ratio of taxable income to distributions) included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (the “Projections”) were made by the Partnership with a reasonable basis and in good faith and reflect the Partnership’s good faith best estimate of the matters described therein.  The Projections were prepared by the Partnership based on reasonable assumptions, including, among other things, (i) the Partnership’s anticipated future performance after the consummation of the Offering and (ii) general business and economic conditions.  The Projections are based upon an analysis of the data available to the Partnership, after due inquiry, at the time of the Projections.

(hh)                          Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, such failure to receive required permits, licenses or other approvals or such failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) known to be arising from a Partnership Entity’s operations which would have or be reasonably expected to have a Material Adverse Effect.

(ii)                                  Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no contracts, agreements or understandings between any Partnership Entity and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities with the Units registered pursuant to the Registration Statement.

(jj)                                There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(kk)                          Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between any Landmark Entity and any person that would give rise to a valid claim against any Landmark Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Offering or the private placement transactions contemplated by the Contribution Agreement.

(ll)                                  Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not occurred any material adverse change, any development involving a prospective material adverse change or any development that would reasonably be expected to result in a material adverse change in the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Partnership Entities, taken as a whole; (ii) no Partnership Entity has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) no Partnership Entity has sustained any material loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (iv) no Partnership Entity has purchased any of its outstanding equity interests, nor declared, paid or otherwise made any distribution of any kind on its equity interests; and (v) there has not been any material change in the equity interests, short-term debt or long-term debt of any Partnership Entity; except in each such case as described or contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(mm)                  Each Partnership Entity has good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except (i) such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) such as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (iii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by such Partnership Entity.

(nn)                          (i) Each Partnership Entity has valid and enforceable leasehold interests, valid and enforceable easements or good and marketable fee simple title, as applicable, to all real property interests owned by them (the “Properties”), in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (B) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) all of the easements, leases and subleases material to the business of such Partnership Entity are in full force and effect, except for such instances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no Partnership Entity has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any Partnership Entity under any of the easements, leases or subleases mentioned above, or affecting or questioning the rights of any Partnership Entity to the continued possession under any such easement, lease or sublease, except for such instances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse

Effect; (iii) except as otherwise set forth in or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the entity owning such Property or of any Partnership Entity, and such mortgages and deeds of trust, upon consummation of the Formation Transactions and application of the proceeds of the offering contemplated by this Agreement, will not be cross-defaulted or cross-collateralized to any property not owned, or to be owned upon consummation of the Formation Transactions, directly or indirectly by any Partnership Entity; (iv) to the knowledge of the Partnership Parties, none of the tenants under any easement, lease or sublease of space at any of the Properties that, individually or in the aggregate, is material to the Partnership Entities, considered as one enterprise, is the subject of bankruptcy, reorganization or similar proceedings; (v) to the knowledge of the Landmark Entities, each of the Properties complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for failures to the extent disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except for such instances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vi) to the knowledge of the Landmark Entities, no Landmark Entity has received written notice of proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of utilities affecting any Property except for such instances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vii) the Partnership Parties have made available to the Representatives true, correct and complete copies, in all material respects, of all easements, leases, subleases exhibits, schedules, amendments and other documents related to the easements, leases and subleases of space at the Properties (the “Leases”), and, in the aggregate, there have been no material terminations or material written notices of intent to terminate the Leases delivered by any parties to such Leases to any of the Landmark Entities; and (viii) to the knowledge of the Partnership Parties, except as set forth in or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or reflected in the pro forma financial statements, and, with respect to (A) through (E) below, except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect: (A)  no tenant or subtenant has asserted in writing any defense or set-off against the payment of rent in connection with the Leases nor has any tenant or subtenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its Leases; (B) to the knowledge of the Landmark Entities, all tenants, subtenants, licensees, franchisees or other parties under the Leases are in possession of their respective premises; (C) none of the Leases has been assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered, except in connection with secured debt described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (D) none of the Landmark Entities has waived any material provision under any of the Leases; and (E) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant or subtenant under any of the terms and provisions of the Leases.

(oo)                          Each Partnership Entity owns or possesses adequate rights to use or receive the benefits of all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by it or that is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and each Partnership Entity is unaware of any claim to the contrary or any challenge by any other person to the rights of any Partnership Entity with respect to the Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of any of the Partnership Entities, except as would not reasonably be expected to have a Material Adverse Effect.  No Partnership Entity has received notice of a claim by a third party that it has infringed or is infringing the intellectual property of such third party.

(pp)                          No material labor dispute exists with the employees of any of the Partnership Entities or the employees that perform services on behalf of any of the Partnership Entities, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of any Partnership Party, is imminent; and no Partnership Entity is aware of any existing, threatened or imminent labor disturbance by the employees of any of their respective principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(qq)                          (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any instances of noncompliance that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, that would result in a Material Adverse Effect; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period), except in any case as would not reasonably be expected to result in a Material Adverse Effect; (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would result, in a Material Adverse Effect; (E) neither the Partnership nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA) that would reasonably be expected to result in a Material Adverse Effect; and (F) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would result in a Material Adverse Effect.

(rr)                                The Partnership Entities are insured against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and no Partnership Entity has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ss)                              Each of the Partnership Entities possesses all permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Governmental Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for any Governmental Permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Permits, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Governmental Permits are valid and in full force and effect, except where the invalidity of such Governmental Permits or the failure of such Governmental Permits to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Partnership Parties, none of the Landmark Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(tt)                                No Partnership Entity is subject to any direct or indirect prohibition on paying or making any distributions on such entity’s equity securities to any other Partnership Entity, on repaying any loans or advances to any other Partnership Entity or on transferring any of such entity’s property or assets to any Partnership Entity, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or otherwise set forth in the Credit Facility.

(uu)                          The Partnership has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, the Partnership will be in compliance with (i) the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Partnership is required to comply as a result of the Registration Statement and (ii) the rules and regulations of NASDAQ that are applicable to the Partnership.

(vv)                          The Partnership Entities maintain a system of “internal control over financial reporting” (as such term is defined in Rule 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (a) as of the date of the Predecessor’s most recent balance sheet audited by Ernst & Young LLP included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Predecessor’s internal control over financial reporting (whether or not remediated), and (2) to the knowledge of the Partnership Parties, no fraud, whether or not material, involving management or other employees who have a role in the Predecessor’s internal control over financial reporting and (b) since the date of Predecessor’s most recent balance sheet audited by Ernst & Young LLP included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no change in the Predecessor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Predecessor’s or the Partnership’s internal control over financial reporting.

(ww)                      The Partnership maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, and required to be disclosed, is made known to the General Partner’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective in all material respects in performing the functions for which they were established.

(xx)                          No Landmark Entity has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements (i) referred to or described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or referred to or described in, the Registration Statement, except as would not reasonably be expected to have a Material Adverse Effect, or (ii) filed as an exhibit to the Registration Statement; and no such termination or non-renewal has been threatened by a Landmark Entity or, to the knowledge of any Partnership Party, any other party to any such contract or agreement, except in such cases that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(yy)                          There are no business relationships or related-party transactions involving any Partnership Entity or any other person required to be described by the Securities Act in the Registration Statement, the Time of Sale Prospectus or the Prospectus which have not been described as required.

(zz)                            Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no Partnership Entity has a material lending or other relationship with any Underwriter (or an affiliate thereof) and does not intend to use any of the proceeds from the sale of the Units to repay any outstanding debt to any Underwriter (or an affiliate thereof).

(aaa)                   All tax returns required to be filed by the Partnership Entities have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due from such entities have been timely paid, other than those either (i) being contested in good faith and for which adequate reserves have been provided or (ii) which, if not paid, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(bbb)                   None of the Landmark Entities, or, to the knowledge of any Partnership Party, any director, officer, agent, employee or affiliate of any Landmark Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. Each Landmark Entity and, to the knowledge of the each of the Landmark Entities, such Landmark Entity’s respective affiliates, have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(ccc)                      The operations of each Landmark Entity are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (commonly known as the USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Landmark Entity or with respect to the Money

Laundering Laws is pending or, to the best knowledge of any Partnership Party, threatened.

(ddd)                   None of the Landmark Entities or, to the knowledge of any Partnership Party, any director, officer, agent, employee, affiliate or person acting on behalf of any Landmark Entity, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) or located, organized or resident in a country or territory that is the subject of Sanctions (including within limitation Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria); and the Landmark Entities will not directly or indirectly use the proceeds of this Offering or the private placement transactions contemplated by the Contribution Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of funding, financing or facilitating the activities of any person or in any country or territory that at such time is the subject of Sanctions or in any other matter that will result in a violation of Sanctions by any person. For the past five years, each Landmark Entity has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person or in any country or territory that at the time of the dealing or transaction is or was the subject of Sanctions.

(eee)                      The sale, issuance and distribution, as the case may be, of the Sponsor Units, the GP Interest and the IDRs as part of the Formation Transactions (including the Landmark Private Placement, the issuance of certain Sub Units and certain Common Units to Operating Fund A and Operating Fund D and the issuance of the GP Interest and the IDRs to the General Partner ) or the Post-Closing Distributions (including the distribution of such Common Units to certain accredited investors in Operating Fund A and Operating Fund D), in each case, are exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and none of the Landmark Entities have taken or will take any action that would cause the loss of such exemption.  The Partnership has not sold or issued any securities that would be integrated with the offer of the Units contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(fff)                         Other than Landmark Infrastructure Asset OpCo LLC, none of the Subsidiaries has elected, and it is not currently intended that any of the Subsidiaries will elect, to be treated as a corporation for U.S. Federal income tax purposes.

(ggg)                      None of the Landmark Entities or any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

2.                                      Agreements to Sell and Purchase. The Partnership hereby agrees to issue and sell the Firm Units to the several Underwriters at a purchase price of $[    ] per Common Unit (the “Purchase Price”), and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, agrees, severally and not jointly, to purchase from the Partnership at the Purchase Price the number of Firm Units (subject to such adjustments to eliminate fractional Common Units as Baird may determine) set forth opposite such Underwriter’s name set forth in Schedule I hereto.

Moreover, the Partnership hereby agrees to issue and sell up to [              ] Additional Units to the Underwriters at the Purchase Price, less an amount per Common Unit equal to any cash distribution payable by the Partnership on the Firm Units but only to the extent that such distribution is not payable on the Additional Units, and the Underwriters, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase, severally and not jointly, up to the Additional Units at the Purchase Price, less an amount per share equal to any cash distribution payable by the Partnership on the Firm Units but only to the extent that such distribution is not payable on the Additional Units.  Baird may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Partnership not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such Additional Units are to be purchased.  Each purchase date of Additional Units must be at least one business day after the written notice is given to the Partnership and may not be earlier than the closing date for the Firm Units or later than ten business days after the date of such notice.  Additional Units granted hereunder may be purchased by the Underwriters solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units.  On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional Common Units as Baird may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule I hereto opposite such Underwriter’s name bears to the total number of Firm Units.

3.                                      Terms of Public Offering. It is understood that the Underwriters propose to offer the Units for sale to the public initially at a price of $[        ] per Common Unit (the “Public Offering Price”) and to certain dealers selected by Baird at a price that represents a concession not in excess of $[        ] per Common Unit under the Public Offering Price, as set forth in the Prospectus.

4.                                      Payment and Delivery. Payment for the Firm Units to be sold by the Partnership shall be made to the Partnership in Federal same day funds by wire transfer to a bank account reasonably acceptable to the Partnership and the Underwriters against delivery of such Firm Units for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on [                        ], 2014, or at

such other time on the same or such other date, not later than [                  ], 2014, as shall be designated in writing by Baird.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Units shall be made to the Partnership in Federal same day funds by wire transfer to a bank account reasonably acceptable to the Partnership and the Underwriters against delivery of such Additional Units for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [date 10 business days after expiration of overallotment option], 2014, as shall be designated in writing by Baird.

The Firm Units and Additional Units shall be registered in such names and in such denominations as Baird shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Units and Additional Units shall be delivered to Baird on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor. Delivery of the Units shall be made through the facilities of The Depository Trust Company (“DTC”) for the accounts of the Underwriters.

5.                                      Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the condition that all representations and warranties on the part of the Partnership Parties contained in this Agreement are, on the date hereof, on the Closing Date and on each Option Closing Date, if any, true and correct, the condition that the Partnership Parties have performed their respective obligations required to be performed prior to the Closing Date or an Option Closing Date, as the case may be, and the following further conditions:

Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and at each Option Closing Date, if any:

(a)                                 there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating, if any, accorded any of the securities of any Landmark Entity by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act; and

(b)                                 there shall not have occurred any change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), management, operations, earnings or prospects of the Partnership Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that makes it, in the Representatives’ judgment, impracticable to offer or sell the Units on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c)                                  The Underwriters shall have received on the Closing Date and on each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the Chief Executive Officer and Chief Financial Officer of the General Partner, to the effect that (i) the representations and warranties of the Partnership Parties contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be; (ii) the Partnership Parties have complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened, and as to such other matters as the Representatives may reasonably request.  The delivery of the certificate provided for in this Section 5(c) shall constitute a representation and warranty of the Partnership Parties as to the statements made in such certificate.

(d)                                 (i) The Underwriters shall have received on the Closing Date and on each Option Closing Date, if any, the opinions and the negative assurance letter of Latham & Watkins LLP, outside counsel for the Landmark Entities, dated the Closing Date or such Option Closing Date, as the case may be, in each such case, in such form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibits A-1, A-2 and A-3 hereto, and to such further effect counsel to the Underwriters may reasonably request.  The opinion of Latham & Watkins LLP shall be rendered to the Underwriters at the request of the Landmark Entities and shall so state therein.

(ii)                                  The Underwriters shall have received on the Closing Date and on each Option Closing Date, if any, the opinion of the General Counsel for the Landmark Entities, dated the Closing Date or such Option Closing Date, as the case may be, in each such case, in such form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-4 hereto and to such further effect counsel to the Underwriters may reasonably request.  The opinion of the General Counsel shall be rendered to the Underwriters at the request of the Landmark Entities and shall so state therein.

(iii)                               The Underwriters shall have received on the Closing Date and on each Option Closing Date, if any, the opinions of Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel for the Landmark Entities, dated the Closing Date or such Option Closing Date, as the case may be, in each such case, in such form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibits A-5 hereto and to such further effect counsel to the Underwriters may reasonably request.  The opinion of Morris, Nichols, Arsht & Tunnell LLP shall be rendered to the Underwriters at the request of the Landmark Entities and shall so state therein.

(e)                                  The Underwriters shall have received on the Closing Date and on each Option Closing Date, if any, an opinion and negative assurance statement of Andrews Kurth LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters. In rendering such opinion and negative assurance statement, Andrews Kurth LLP may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Landmark Entities and of public officials.

(f)                                   The Underwriters shall have received, on each of the date hereof, the Closing Date and at each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, addressed to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date and on each Option Closing Date, as the case may be, shall use a “cut-off date” not earlier than three days prior to the delivery thereof.

(g)                                  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(b) hereof, and any issuer free writing prospectus or other material required to be filed by the Partnership pursuant to Rule 433 under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act and in accordance with Section 6(b) hereof. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or, to the knowledge of the Partnership, threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or each Option Closing Date, as the case may be, prevent the issuance or sale of the Units; and no injunction, decree or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or each Option Closing Date, as the case may be, prevent the issuance or sale of the Units.

(h)                                 The “lock-up” agreements, each substantially in the form of Exhibit B-1 and B-2 hereto, between the Representatives, on the one hand, and the executive officers and directors of the General Partner, certain unitholders of the Partnership, as identified on Schedule III to this Agreement, and each of the unitholders that will receive Common Units in the Post-Closing Distributions, relating to sales and certain other dispositions of Common Units or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(i)                                     The Units shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

(j)                                    Prior to the date hereof, FINRA shall have confirmed in writing that it has no objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(k)                                 On or prior to the Closing Date, the Partnership shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request, including certificates of officers of the Landmark Entities, legal opinions and an accountants’ comfort letter, and other matters related to the issuance of such Additional Units.

6.                                      Covenants of the Partnership Parties. The Partnership Parties covenant with each Underwriter as follows:

(a)                                 To furnish to the Representatives, without charge, three (3) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in Milwaukee, Wisconsin, without charge, prior to 10:00 a.m. Central Time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(g) or 6(h) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments (including prospectus wrappers) thereto or to the Registration Statement as the Representatives may request.

(b)                                 To cause to be prepared and delivered, at its expense, within two business days from the effective date of this Agreement, to the Representatives and the other Underwriters an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Units.  As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, including, but not limited to, portable document format, or PDF, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Units; and (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate.  The Partnership hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Partnership shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(c)                                  Within a reasonable time prior to amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives object, to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus (including the Prospectus) required to be filed pursuant to such Rule and to file any issuer free writing prospectus to the extent required by Rule 433 under the Securities Act.

(d)                                 To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which the Representatives object.

(e)                                  Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)                                   To advise the Representatives promptly (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any issuer free writing prospectus or any amendment to the Prospectus has been filed or distributed, (iv) of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or Prospectus or for additional information with respect thereto, or (v) of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or any amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; and if the Commission should enter such a stop order, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as practicable.

(g)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(h)                                 If, during such period after the first date of the Offering as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Partnership) to which Units may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(i)                                     If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Rule 462 Registration Statement, to be filed with the Commission and become effective before the Units may be sold, the Partnership will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as practicable; and the Partnership will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to

Rule 424(b) under the Securities Act (which the Partnership agrees to file in a timely manner in accordance with such Rules).

(j)                                    To file in a timely manner all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Units.

(k)                                 Promptly to furnish such information or to take such action as the Representatives may reasonably request and otherwise to qualify the Units for offer and sale under the securities or “blue sky” laws of such states and other jurisdictions (domestic or foreign) as the Representatives shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction; and to promptly advise the Representatives of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(l)                                     To make generally available to the Partnership’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(m)                             To use its best efforts to cause the Units to be listed on NASDAQ and to maintain such listing.

(n)                                 During the period beginning on the date hereof and ending 180 days after the date of the Prospectus, and without the prior written consent of the Representatives on behalf of the Underwriters, not to (i) issue, offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, (ii) enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Units or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or (iv) publicly disclose or announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above.  The restrictions contained in the preceding sentence shall not apply to (A) the Units to be sold hereunder, (B) the private placement issuance by the Partnership of [          ] Common Units and [          ] Sub Units pursuant to the Contribution Agreement as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (C) the Landmark Private Placement; (D) the Post-Closing Distributions; (E) the issuance by the Partnership of equity awards pursuant to the long-term incentive plan of the General Partner, and the Partnership may file a registration statement on Form S-8 to register the offer and sale of Common Units issuable under any such long-term incentive plan, or (F) the issuance of Common Units or any securities convertible into, or exercisable or exchangeable for, Common Units in connection with an acquisition or strategic investment as long as each recipient of any such Common Units or other securities executes a “lock-up” letter substantially the same as those described in Section 5(h) above for the remainder of such 180-day restricted period. If the Representatives agree to release or waive the restrictions set forth in a lock-up letter described in Section 5(h) above for an officer or director of the General Partner and provide the Partnership with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by a press release through a major news service at least two business days before the effective date of the release or waiver.

(o)                                 To prepare, if the Representatives so request, a final term sheet relating to the Offering, containing only information that describes the final terms of the Offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date on which the final terms have been established for the Offering.

(p)                                 To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act.

(q)                                 Not to take, directly or indirectly, any action designed to cause or result in, or which will constitute, or has constituted, or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(r)                                    Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, except in each case other than the Prospectus.

(s)                                   To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Partnership, a registrar for the Common Units.

(t)                                    To apply the net proceeds to the Partnership from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(u)                                 To use its commercially reasonable efforts to cause the Units to be eligible for clearance through DTC.

(v)                                 To promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) the time when a prospectus relating to the Units is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (b) the expiration of the lock-up period described in Section 6(n) above.

(aa)                          To effect and consummate the Post-Closing Distributions after the Closing of the Offering so that assuming no purchase by the Underwriters of any Additional Units, after giving effect to the Formation Transactions and the Post-Closing Distributions, (i) Landmark will own 100% of the Sub Units in the Partnership representing a [  ]% limited partner interest in the Partnership, (ii) the accredited investors in Operating Fund A in the aggregate will own [            ] Common Units representing a [  ]% limited partner interest in the Partnership;  and (iii) the accredited investors in Operating Fund D in the aggregate will own [            ] Common Units representing a [  ]% limited partner interest in the Partnership.

7.                                      Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Partnership agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership, and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any securities or “blue sky” memorandum in connection with the offer and sale of the Units under the securities laws of the jurisdictions in which the Units may be offered or sold and all expenses in connection with the qualification of the Units for offer and sale under such securities laws as provided in Section 6(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with a “blue sky” memorandum (in an amount not to exceed $10,000), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the Offering by FINRA (in an amount not to exceed $25,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Units and all costs and expenses incident to listing the Units on NASDAQ, (vi) the cost of printing certificates representing the Units, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offering, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Landmark Entities and any such consultants, and one-half the costs and expenses of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses in connection with any offer and sale of the Units outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and the preparation of any prospectus wrappers or disclosures deemed advisable or necessary to comply with foreign securities laws, and (xi) all other costs and expenses incident to the performance of the obligations of the Partnership Parties hereunder for which provision is not otherwise made in this Section.

Except as expressly set forth herein, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make.  Notwithstanding the above, if the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to [Section 9(a) or Section 9(c)] hereof or because of any refusal, inability or failure on the part of any Partnership Party to perform any obligation or covenant hereunder or comply with any provision hereof other than by reason of a default by any of the Underwriters, then the Partnership Parties will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, through Baird on demand for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or in furtherance of the Offering.

8.                                      Indemnity and Contribution.  (a) The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, each director, officer and employee of each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities, including actions and other proceedings in respect thereof and including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such claim, action or other proceeding (any of the foregoing being a “Loss”), caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any issuer information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, any Written Testing-the-Waters Communication or the Prospectus or any amendment or supplement or wrapper thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties shall not be liable under this Section 8(a) to the extent that such Losses are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Underwriter Information furnished to the Partnership Parties in writing by such Underwriter through the Representatives expressly for use therein, it being agreed and understood that the only such Underwriter Information consists of the information being described as such in Section 1(c) hereof.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, the directors of the General Partner, the officers of the General Partner who sign the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any issuer information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, any Written Testing-the-Waters Communication or the Prospectus or any amendment, supplement or wrapper thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such Losses are caused by, arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Underwriter Information furnished to the Partnership Parties in writing by such Underwriter through the Representatives expressly for use therein, it being agreed and understood that the only such Underwriter Information consists of the information being described as such in Section 1(c) hereof.

(c)                                  In case any claim, action or other proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement.  The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate law firm (in addition to any local counsel) for all Underwriters, all directors, officers and employees of the Underwriters, and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate law firm (in addition to any local counsel) for the Partnership Parties, the directors of the General Partner, the officers of the General Partner who sign the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate law firm for the Underwriters and such directors, officers, employees, control persons and affiliates of any Underwriters, such law firm shall be designated in writing by Baird.  In the case of any such separate law firm for the Partnership Parties, and such directors, officers and control persons of the Partnership Parties, such firm shall be designated in writing by the General Partner.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, then the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third and fourth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on Losses that are the subject matter of such proceeding.

(d)                                 To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand in connection with the Offering shall be deemed to be in the same respective proportions as the net proceeds from the Offering (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Units.  The relative fault of the Partnership Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(e)                                  The Partnership Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any director, officer or employee of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Partnership, the officers or directors of its General Partner or any person controlling the Partnership Parties and (iii) acceptance of and payment for any of the Units.

9.                                      Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (a) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, (b) trading generally shall have been suspended or materially limited or minimum or maximum prices shall have been established, or maximum ranges for prices have been required, on, or by, the NASDAQ Global Market, or by order of the Commission or FINRA or any other governmental authority, (c) trading of any securities of the Partnership shall have been suspended or materially limited on any exchange or in any over-the-counter market, (d) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (e) any moratorium or material limitation on commercial banking activities shall have been declared by Federal or state authorities, (f) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (g) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (f) or (g), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto).

10.                               Effectiveness; Defaulting Underwriters. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a)                                 If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date (the “Defaulted Units”), then the Representatives shall have right in their discretion to arrange for the purchase by one or more of the non-defaulting Underwriters, or any other underwriters reasonably satisfactory to the Partnership, of all but not less than all of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth. If within 36 hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Defaulted Units, then the Partnership shall be entitled to a further period of 36 hours (which may be waived by the Partnership) within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase the Defaulted Units on such terms as are acceptable to the Partnership. In the event that, within the respective prescribed periods, the Representatives notify the Partnership that they have so arranged for the purchase of the Defaulted Units, or the Partnership Parties notify the Representatives that they have so arranged for the purchase of the Defaulted Units, the Representatives or the Partnership Parties shall have the right to postpone the Closing Date or an Option Closing Date, as the case may be, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus which may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to the Defaulted Units.

(b)                                 If, after giving effect to any arrangements for the purchase of Defaulted Units by the Representatives or the Partnership Parties as provided in subsection (a) above, the aggregate number of Defaulted Units that remains unpurchased does not exceed one-tenth of the aggregate number of the Units to be purchased on such date, then the Partnership Parties shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase under this Agreement at the Closing Date or an Option Closing Date, as the case may be, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata shares (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Defaulted Units for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of Defaulted Units by the Representatives or the Partnership Parties as provided above, the aggregate number of Defaulted Units that remains unpurchased exceeds one-tenth of the aggregate number of the Units to be purchased on the Closing Date or an Option Closing Date, as the case may be, or if the Partnership Parties shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase the Defaulted Units, then this Agreement (or, with respect to an Option Closing Date, the obligations of the Underwriters to sell the Additional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership Parties, except for expenses to be borne by the Partnership Parties and the Underwriters as provided in Section 7 and the indemnification and contribution agreements in Section 8 hereof; but nothing herein shall relieve any defaulting Underwriter from liability for its default.

11.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.                               Entire Agreement; No Advisory or Fiduciary Relationship.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the Offering, represents the entire agreement between the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the Offering, and the purchase and sale of the Units.

(b)                                 Each Partnership Party acknowledges that in connection with the Offering:  (i) the Underwriters have acted at arm’s length, as principals and are not agents of, and owe no fiduciary duties to, any of the Partnership Parties, any of their respective subsidiaries, any of their respective officers, directors, shareholders, affiliates or creditors, or any other person; (ii) the Underwriters owe the Partnership Parties only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; (iii) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the each Partnership Party has consulted its respective legal, accounting, regulatory and tax advisors to the extent that it deemed appropriate; and (iv) the Underwriters may have interests that differ from those of the Partnership Parties.  Each Partnership Party waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the Offering.

13.                               Intended Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Partnership Parties and their respective successors.  No purchaser of Units from any Underwriter shall be deemed to be a successor by reason merely of such purchase.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any individual or entity, other than the Underwriters and the Partnership Parties and their respective successors, and the controlling persons, affiliates, officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement is intended to be for the sole and exclusive benefit of the Underwriters and the Partnership Parties and their respective successors, and said controlling persons, affiliates, officers and directors and their heirs and legal representatives, and for the benefit of no one else.

14.                               Partial Unenforceability.  The invalidity or unenforceability of any Section, subsection, paragraph, clause or other provision of this Agreement shall not affect the validity or enforceability of any other Section, subsection, paragraph, clause or other provision hereof.  If any Section, subsection, paragraph, clause or other provision of this Agreement is for any reason determined to be invalid or unenforceable, then there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make the remainder of this Agreement valid and enforceable.

15.                               Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  An executed counterpart of a signature page of this Agreement delivered by facsimile, e-mail or other electronic means, shall be deemed to have, for all purposes, the same force and legal effect as delivery of an original, manually executed counterpart of this Agreement.

16.                               Applicable Law.  This Agreement  and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

17.                               WAIVER OF TRIAL BY JURY.  EACH OF THE PARTNERSHIP PARTIES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS EQUITYHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.                               Research Analyst Independence. The Partnership Parties acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership Parties, the value of the Units and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by any Underwriter’s investment banking division. The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

20.                               USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt shall be delivered, mailed or sent to the parties as follows:

(a)                                 If to the Underwriters, to:

Robert W. Baird & Co. Incorporated
Attention: [Name of relevant Managing Director]
[address where relevant Managing Director is located]
Fax:

with a copy to:

Legal Department
Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Fax: (414) 298-7800

and

Raymond James & Associates, Inc.
Attention: [•]
[Address]
Fax: [•]

(b)                                 If to the Partnership Parties, to:

Landmark Infrastructure Partners LP

Attention: George P. Doyle

141 Rosecrans Avenue, Suite 2100

P.O. Box 3429

El Segundo, CA 90245

Fax: (310) 361-5791

Please confirm that the foregoing correctly sets forth the agreement among the Partnership Parties and the several Underwriters.

Very truly yours,

LANDMARK INFRASTRUCTURE PARTNERS LP

By:	Landmark Infrastructure GP LLC,
its General Partner

By:
Name:
Title:

LANDMARK INFRASTRUCTURE PARTNERS GP LLC

By:
Name:

LANDMARK DIVIDEND LLC

By:	Landmark Dividend Holdings II LLC, its sole member

By:	Landmark Dividend Holdings LLC

By:
Name:
Title:

LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC

By:
Name:
Title:

LANDMARK DIVIDEND GROWTH FUND-A LLC

By:	Landmark Dividend Management LLC

By:
Name:
Title:

LANDMARK DIVIDEND GROWTH FUND-D LLC

By:	Landmark Dividend Management LLC

By:
Name:
Title:

Accepted as of the date hereof

ROBERT W. BAIRD & CO. INCORPORATED
RAYMOND JAMES & ASSOCIATES INC.

Acting severally on behalf of themselves and

the several Underwriters named in

Schedule I hereto

By:	Robert W. Baird & Co. Incorporated

By:
Name:
Title:

By:	Raymond James & Associates Inc.

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Units To Be Purchased	Number of Additional Units To Be Purchased Upon Exercise in Full of Underwriter’s Option to Purchase Additional Units

Robert W. Baird & Co. Incorporated
Raymond James & Associates Inc.
RBC Capital Markets, LLC
Janney Montgomery Scott

Total:

SCHEDULE II

Time of Sale Prospectus

1.                                      Preliminary Prospectus dated [                            ], 2014

2.                                      [Issuer Free Writing Prospectus, dated [            ], 2014, filed by the Partnership with the Commission pursuant to Rule 433(d) under the Securities Act]

3.                                      [orally communicated pricing information to be included below on this Schedule II if a final term sheet is not used, including the following:]

Number of Firm Units to be Sold:  [                              ]

Number of Additional Units Subject to Over-Allotment Option: [                            ]

Initial Price to the Public: $         per Common Unit

SCHEDULE III

Unitholders, Executive Officers, Directors and Accredited Investors

Subject to Lock-Up Agreements

[to come]